UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 9, 2022

 UNIQUE FABRICATING, INC.
(Exact name of registrant as specified in its Charter)

Delaware	001-37480	46-1846791
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Standard Parkway
Auburn Hills,	Michigan	48326
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (248) 853-2333
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.001 per share	UFAB	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.
On September 9, 2022, Unique Fabricating NA, Inc. (the “US Borrower”) and Unique-Intasco Canada, Inc. (the “CA Borrower” and together with the US Borrower, the “Borrowers” or the “Company”) and their subsidiaries entered into the Tenth Amendment to Forbearance Agreement with respect to the Amended and Restated Credit Agreement, as amended, among the Borrowers, their subsidiaries, the financial institutions signatory thereto (the “Lenders”) and Citizens Bank, National Association, a national banking association, as Administrative Agent for the lenders (the “Agent”). The Tenth Amendment to Forbearance Agreement extends the Forbearance Period from September 12, 2022 to October 24, 2022. The Tenth Amendment also requires the Company’s financial advisor to, among other things, deliver by September 30, 2022 a reasonably detailed projected timeline for completing a transaction to refinance the bank debt, identifying potential financing sources for a refinancing transaction, identifying potential strategic alternatives if the Company is unsuccessful at completing a refinancing transaction, and providing an assessment from the advisor of the likelihood of the Company’s ability to complete a refinancing transaction. The failure to do so would result in a Forbearance Termination Event. The Tenth Amendment also updates or implements several financial covenants including: an update to the cash disbursements covenant, the creation of a weekly minimum liquidity covenant, and the creation of a minimum sales covenant for August and September 2022. The Tenth Amendment also defines a new Forbearance Termination Event if the Company’s customers whose sales represent, in the aggregate, more than five (5%) of the Company’s net sales for the twelve (12) month period ended June 30, 2022 provide notice that such customers are resourcing business to a different supplier. There can be no assurance that the Company will be able to comply with any of these covenants.
This summary of the Tenth Amendment to Forbearance Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Tenth Amendment to Forbearance Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Forward-Looking Statements.
This Current Report on Form 8-K, including Exhibit 10.1, (“Current Report”) contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this Current Report other than statements of historical fact are forward-looking statements. The Company’s other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Readers should review and consider the various disclosures made by the Company in this Current Report and in the Company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.
Item 9.01. Exhibits.
(d) Exhibits. The following exhibits are filed herewith:

EXHIBIT INDEX

Exhibit No.	Description
10.1
Tenth Amendment to Forbearance Agreement, dated as of September 9, 2022, by and between the financial institutions signatory thereto, Citizens Bank, National Association, as Administrative Agent for the Lenders, Unique Fabricating NA, Inc. and Unique-Intasco Canada, Inc.

104	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded with the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIQUE FABRICATING, INC.
Date: September 9, 2022	By:	/s/ Brian P. Loftus
Brian P. Loftus
Chief Financial Officer